                              EMPLOYMENT AGREEMENT
                                 by and between
                            ERGO SCIENCE CORPORATION
                                      and
                                 David R. Burt


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 6th day of October, 1995 by and between Ergo Science Corporation, a Delaware corporation (together with its successors and assigns permitted hereunder, the "Company"), and David R. Burt (the "Executive").

     The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Executive. The Board believes it is imperative to provide the Executive with compensation and benefits arrangements which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:


     1.  Employment Period.  Subject to Section 4, the Company hereby agrees to
         -----------------
continue the Executive in its employ, and the Executive hereby agrees to remain in the employ the Company, in accordance with the terms and provisions of this Agreement, for the period commencing on the date of this Agreement (the "Effective Date") and ending on the third anniversary of such date (the "Employment Period").

     2.  Terms of Employment.
         -------------------

         (a)  Position and Duties.
          -------------------

              (i) During the term of the Executive's employment, the Executive shall serve as Vice President, Corporate Development and, in so doing, shall report to the Board, the Company's Chief Executive Officer or such officers of the Company as is prescribed in the Company's by-laws, by resolutions of the Board or by direction of the Chief Executive Officer. The Executive shall have supervision and control over, and responsibility for, such management and operational functions of the Company currently assigned to such position, and shall have such other powers and duties (including holding officer positions with one or more subsidiaries of the Company) as may from time to time be prescribed by the Board or the Chief Executive Officer, so long as such powers and duties are reasonable and customary for the a Vice President, Corporate Development of an enterprise comparable to the Company.

              (ii) During the term of the Executive's employment, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote full business time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the term of the Executive's employment it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

        (b)  Compensation.
             ------------

             (i)    Base Salary.  During the term of the Executive's employment,
                    -----------
the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid in accordance with the customary payroll practices of the Company, at least equal to $100,000. During the term of the Executive's employment, the Annual Base Salary shall be reviewed at least annually by the Compensation Committee of the Board (the "Compensation Committee") and shall be increased at any time and from time to time as the Compensation Committee shall consider appropriate in accordance with the compensation practices and guidelines of the Company for its executive officers. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

             (ii)   Bonus.  In addition to Annual Base Salary, the Executive
                    -----
shall be awarded during the term of the Executive's employment such bonuses (the "Bonus"), if any, as shall be determined by the Compensation Committee consistent with its practices for executive officers of the Company.

             (iii)  Incentive, Savings and Retirement Plans.  During the term
                    ---------------------------------------
of the Executive's employment, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company ("Investment Plans").

             (iv)   Welfare Benefit Plans.  During the term of the Executive's
                    ---------------------
employment, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs ("Welfare Plans") provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company.

             (v)    Expenses.  During the term of the Executive's employment,
                    --------
the Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company.

             (vi)   Vacation and Holidays.  During the term of the Executive's
                    ---------------------
employment, the Executive shall be entitled to paid vacation and paid holidays in accordance with the plans, policies, programs and practices of the Company for its executive officers.

     3.  Change in Control.  For purposes of this Agreement, a "Change in
         -----------------
Control" shall have the meaning set forth in the Company's Amended and Restated 1995 Long Term Incentive Plan as of the date hereof.

     4.  Termination of Employment.
         -------------------------

         (a)   Death or Disability.  The Executive's employment shall terminate
               -------------------
automatically upon the Executive's death during the Employment Period. If the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice in accordance with
Section 13(b) of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the Executive's incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

         (b)   Cause.  The Company may terminate the Executive's employment
               -----
during the Employment Period for Cause or without Cause. For purposes of this Agreement, "Cause" shall mean (i) a breach by the Executive of the Executive's obligations under Section 2(a) (other than as a result of incapacity due to physical or mental illness) which constitutes a continued failure by the Executive to substantially perform his obligations and duties thereunder, as determined by the Board, and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach,
(ii) commission by the Executive of an act of fraud upon, or willful misconduct toward, the Company, as reasonably determined by the Board (other than the Executive and members of his family) after a hearing by the Board following ten days' notice to the Executive of such hearing, (iii) a breach by the Executive of Section 8 or Section 11, (iv) the conviction of the Executive of any felony (or a plea of nolo contendere thereto) or (v) the Executive's addiction to
              ---- ----------
alcohol, drugs or any other controlled substance.

         (c)   Good Reason.  The Executive's employment may be terminated
               -----------
during the Employment Period by the Executive for Good Reason or without Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

               (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii) any termination or reduction of a material benefit under any Investment Plan or Welfare Plan in which the Executive participates unless
(i) there is substituted a comparable benefit that is economically substantially equivalent to the terminated or reduced benefit prior to such termination or reduction or (ii) benefits under such Investment Plan or Welfare Plan are terminated or reduced with respect to all employee's previously granted benefits thereunder;

               (iii) any failure by the Company to comply with any of the provisions of Section 2(b), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (iv)   any failure by the Company to comply with and satisfy
Section 10(c), provided that such successor has received at least ten days prior written notice from the Company or the Executive of the requirements of Section 10(c); or

               (v) without limiting the generality of the foregoing, any material breach of this Agreement by the Company or any successor thereto.

         (d)   Notice of Termination.  Any termination by the Company for Cause
               ---------------------
or without Cause, or by the Executive for Good Reason or without Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(b). For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than 15 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstances in enforcing the Executive's or the Company's rights hereunder.

         (e)   Date of Termination.  "Date of Termination" means (i) if the
               -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason or without Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be,
(ii) if the Executive's employment is terminated by the Company other than for Cause, the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be.

     5.  Obligations of the Company upon Termination.
         -------------------------------------------

         (a)   Good Reason; Other Than for Cause, Death or Disability.  If,
               ------------------------------------------------------
during the Employment Period, the Company shall terminate the Executive's employment other than for either Cause or Disability or the Executive shall terminate his employment for Good Reason, and the termination of the Executive's employment in any case is not due to his death:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                      A. the sum of the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid and any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay ("Accrued Obligations"); and

                      B. an amount (the "Severance Amount") equal to whichever of the following is applicable: If such termination is prior to a Change in Control, an amount equal to the Executive's Annual Base Salary; or if such termination is following a Change in Control, an amount equal to two times the sum of (x) the Executive's Annual Base Salary plus (y) the Executive's budgeted Bonus for the year in which the termination occurs; and

                      C. any amount arising from Executive's participation in, or benefits under, any Investment Plans ("Accrued Investments"), which amounts shall be payable in accordance with the terms and conditions of such Investment Plans.

               (ii) for the remainder of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits provided under Welfare Plans to the Executive and/or the Executive's family at least equal to those which would have been provided to them if the Executive's employment had not been terminated; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive similar benefits under another employer provided plan, such benefits described herein shall be secondary and not duplicate to those provided under such other plan during such applicable period of eligibility (such continuation of such benefits for the applicable period herein set forth shall be hereinafter referred to as "Welfare Benefit Continuation"). For purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period; and

               (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided or which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company ("Other Benefits").

         (b)   Death or Disability.  If the Executive's employment is
               -------------------
terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall have no further payment obligations to the Executive or his legal representatives under this Agreement, other than for (i) payment of Accrued Obligations, Accrued Investments and Other Benefits and (ii) the timely provision of the Welfare Benefit Continuation; provided, however, that if the Executive is covered by a Company-provided group disability insurance policy at the date the

Executive's employment is terminated by reason of the Executive's Disability and benefits under such policy are not then payable to the Executive pursuant to the terms of such policy, then the Company shall continue to pay the Executive his Annual Base Salary in effect at the date of such termination (in accordance with the customary payroll practices of the Company) until the first to occur of six months after such termination date or benefits becoming payable to the Executive under such policy.

         (c)   Cause; Other than for Good Reason.  If the Executive's
               ---------------------------------
employment shall be terminated by the Company for Cause or by the Executive without Good Reason during the Employment Period, the Company shall have no further payment obligations to the Executive other than for payment of Accrued Obligations, Accrued Investments and Other Benefits.

         (d)   Reduction to Avoid Excess Parachute Payment.  Notwithstanding
               -------------------------------------------
the other provisions of this Section 5, if any portion of the payments otherwise to be made to the Executive pursuant to the provisions of this Section 5 would be considered an "excess parachute payment" under the terms of Section 280G of the Internal Revenue Code of 1986, as amended (the Code), the amount of cash otherwise payable to the Executive pursuant to this Section 5 shall be reduced to the extent (but only to the extent) necessary to cause no portion of the payments made to the Executive pursuant to this Section 5 to be considered an "excess parachute payment" under the terms of Section 280G of the Code.

     6.  Full Settlement.  The Company's obligation to make the payments
         ---------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(ii), such amounts shall not be reduced whether or not the Executive obtains other employment. Neither the Executive nor the Company shall be liable to the other party for any damages in addition to the amounts payable under Section 5 hereof arising out of the termination of the Executive's employment prior to the end of the Employment Period; provided, however, that the Company shall be entitled to seek damages for any breach of Sections 7, 8 or 11.

     7.  Rights to Work Product.
         ----------------------

         (a)   Work Product.  The Executive and the Company each acknowledge
               ------------
that during the term of the employment of the Executive by the Company or its affiliates, whether prior to the date hereof or during the Employment Period, the Executive may have discovered, created or developed improvements, inventions, formulae, ideas, processes, techniques, know-how, methods, cures, software designs, computer programs, computer models, data and original works of authorship including, without limitation, inventions, processes, methods and cures that relate to or arise from the scientific research in which the Company and its affiliates were, are now, or may hereinafter become engaged, including but not limited to research relating to circadian rhythms and temporal neuroendocrine organization (collectively, the "Work Product"). The Executive agrees that he will promptly and fully disclose to the Company any and all Work Product generated, conceived, reduced to practice, or learned by the Executive, either solely or jointly with others, that is developed prior to the termination of the Executive's employment by the Company.

         (b)   Rights of Company to Intellectual Property.  The Executive
               ------------------------------------------
agrees that whether or not the services performed by the Executive for the Company or its affiliates are considered works made for hire or an employment to invent, all Work Product discovered, created or developed by the Executive, either solely or jointly with others, during the Executive's employment with the Company or its affiliates, whether prior to the date hereof or during the Employment Period, shall be and remain the sole property of the Company and its assigns. Except as specifically set forth in writing and signed by both the Company and the Executive, the Executive agrees that the Company shall have all copyright and patent rights with respect to any Work Product discovered, created, developed or reduced to practice by the Executive, either solely or jointly with others, during the Executive's employment with the Company or its affiliates prior to the date hereof or during the Employment Period.

         (c)   Transfer of Rights.  If and to the extent that the Executive
               ------------------
may, under applicable law, be entitled to claim any ownership interest in any Work Product that is developed by the Executive, either solely or jointly with others, during the Executive's employment with the Company or its affiliates, whether prior to the date hereof or during the Employment Period, the Executive hereby transfers, grants, conveys, assigns and relinquishes exclusively to the Company any and all right, title and interest he now owns or may hereafter acquire in and to such Work Product under patent, copyright, trade secret, trademark and other law in perpetuity or for the longest period otherwise permitted by law. The Executive further agrees as to such Work Product to assist the Company in every reasonable way to obtain and, from time to time, enforce patents, copyrights, trade secrets and other rights and protection relating to said Work Product, and to that end, the Executive will execute all documents for use in applying for and obtaining such patents, copyrights, trade secrets and other rights and protection with respect to such Work Product as the Company may desire, together with any assignments thereof to the Company or persons designated by it. The Executive's obligations to assist the Company in obtaining and enforcing patents, copyrights, trade secrets and other rights and protection relating to such Work Product shall continue beyond the termination of the term of the Executive's employment.

     8.  Confidential Information.
         ------------------------

         (a) The Executive acknowledges that the Company and its affiliates have trade, business and financial secrets and other confidential and proprietary information (collectively, the "Confidential Information") that includes but is not limited to (i) the inventions, discoveries, methods, cures, and patent applications owned by or licensed to the Company or its affiliates,
(ii) the materials and information related to the research, clinical studies, products, services, contracts, customers, commercialization strategies, development plans and other financial and business affairs of the Company and its affiliates, and (iii) any and all Work Product which has or will come into the Executive's possession or knowledge, disclosure of which to, or use by, third parties would be damaging to the Company. As defined herein, Confidential Information shall not include (i) information that is generally known to other persons or entities who can obtain economic value from its disclosure or use and
(ii) information required to be disclosed by the Executive pursuant to a subpoena or court order, or pursuant to a requirement of a governmental agency or law of the United States of America or a state thereof or any governmental or politica l subdivision thereof; provided, however, that the
                                                    -----------------
Executive shall take all reasonable steps to prohibit disclosure pursuant to subsection (ii) above.

         (b) The Executive agrees (i) to hold such Confidential Information in strictest confidence and (ii) not to release such information to any person (other than Company employees and other persons to whom the Company has authorized the Executive to disclose such information and then only to the extent that such Company employees and other persons authorized by the Company have a need for such knowledge).

         (c) The Executive further agrees not to use any Confidential Information for the benefit of any person or entity other than the Company.

     9.  Surrender of Materials Upon Termination.  Upon any termination of the
         ---------------------------------------
Executive's employment, the Executive shall immediately return to the Company all copies, in whatever form, of any and all Confidential Information and other properties of the Company and its affiliates which are in the Executive's possession, custody or control.

     10.  Successors.
          ----------

          (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     11.  Non-Competition.
          ---------------

          (a) The term of Non-Competition (herein so called) shall be for a term beginning on the date hereof and continuing until the end of the 36-month period following the later of (i) termination of the Executive's employment with the Company, (ii) the date on which the Executive resumes compliance with the terms of this Section 11 if at any time during the term of Non-Competition he has failed to comply with this Section 11 and the Company has demanded that he so comply, or (iii) the date of entry by a court of competent jurisdiction of a final judgment enforcing the non-competition covenant against the Executive if the Executive has failed to comply with this Section 11 (as reformed by the court, if reformed).

          (b) During the term of Non-Competition, the Executive will not (other than for the benefit of the Company pursuant to this Agreement) directly or indirectly, individually or as an officer, director, employee, shareholder, consultant, contractor, partner, joint venturer, agent, equity owner or in any capacity whatsoever, (i) engage in or promote the research, development, testing, study or commercialization of methods of treating human and animal diseases principally based on (A) the science of applying neurotransmitter modulating drugs on a timed basis to correct abnormalities in the body's neuroendocrine system or principally based on (B) any other specific research or science undertaken by or licensed to the Company during the term of the Executive's employment, for the benefit of the Executive or any other person or entity located within the Geographic Area which herein shall mean the United States, Canada, Europe or Israel, or within any other foreign geographic areas in which the Company or its affiliates, or their partners, licensees, agents, distributors or contractors, shall be actively marketing or distributing, or shall be planning to market or distribute, directly or indirectly, any product or services sold by the Company (a "Competing Business"), (ii) otherwise engage in or promote any business within the Geographic Area that is principally engaged in the research or treatment of type II diabetes, obesity, breast cancer or any other indication with respect to which the Company conducted Phase I, II or III human clinical trials during the term of the Executive's employment with the Company (also a "Competing Business"), (iii) hire, attempt to hire, or contact or solicit with respect to hiring any employee of the Company, or (iv) call upon, solicit, divert or take away any customers or suppliers of the Company. Notwithstanding the foregoing, the Company agrees that (A) the Executive may own less than five percent of the outstanding voting securities of any publicly traded company that is a Competing Business so long as the Executive does not otherwise participate in such Competing Business in any way prohibited by the preceding clause and (B) if the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, then, after the first anniversary of such termination, nothing contained in this
Section 11(b) shall prevent the Executive from engaging in or promoting the research, development, testing, study or commercialization of methods of treating those human and animal diseases with respect to which the Company had not discovered, created, developed or acquired research or clinical data prior to such termination. As used in this Section 11(b), "Company" shall include the Company and any of its affiliates.

          (c) In consideration of this non-competition covenant, the Company shall pay to the Executive, within ten days after the Date of Termination, an amount equal to 50% of the Annual Base Salary, and on each of the first and second anniversaries of the Date of Termination, an amount equal to the Annual Base Salary. The Company may elect not to make any such payment, in which case the term of Non-Competition shall lapse.

          (d) The Executive acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the preceding paragraphs are reasonable in nature and are no broader than are necessary to maintain the confidentiality and the goodwill of the Company's proprietary technology, plans and services and to protect the other legitimate business interests of the Company.

     12.  Effect of Agreement on Other Benefits.  The existence of this
          -------------------------------------
Agreement shall not prohibit or restrict the Executive's entitlement to full participation in the executive compensation, employee benefit and other plans or programs in which executives of the Company are eligible to participate.

     13.  Miscellaneous.
          -------------

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to the Executive:      David R. Burt
      -------------------
                                544 Franklin Street
                                Reading, MA 01867

      If to the Company:        Ergo Science Corporation
      -----------------
                                Charlestown Navy Yard
                                100 First Avenue
                                Charlestown, MA 02129-2051

                                Attention: Chief Executive Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         (d) The Company agrees to attempt to obtain and maintain a director's and officer's liability insurance policy during the term of the Executive's employment covering the Executive on commercially reasonable terms, and the amount of coverage shall be reasonable in relation to the Executive's position and responsibilities hereunder; provided, however, that such coverage may be reduced or eliminated to the extent that the Company reduces or eliminates coverage for its directors and executives generally.

         (e) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (f) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         (g) The Executive acknowledges that money damages would be both incalculable and an insufficient remedy for a breach of Section 7, 8 or 11 by the Executive and that any such breach would cause the Company irreparable harm. Accordingly, the Company, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting of bond or other security, to equitable relief, including injunctive relief and specific performance, in connection with a breach of Section 7, 8 or 11 by the Executive.

         (h) The provisions of this Agreement constitute the complete understanding and agreement among the parties with respect to the subject matter hereof and all of the terms and provisions of that certain Employment Agreement between the Company and the Executive dated March 1, 1993, as amended, are hereby terminated. Notwithstanding the preceding sentence, the terms and provisions of that certain Option Agreement between the Company and the Executive dated March 1, 1993, as amended, shall remain in full force and effect in accordance with its terms.

         (i)   This Agreement may be executed in two or more counterparts.

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

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                     EXECUTIVE

                                          /s/ DAVID R. BURT
                                     -------------------------------------------
                                          David R. Burt


                                     ERGO SCIENCE CORPORATION


                                          /s/ J. WARREN HUFF
                                     -------------------------------------------
                                     By:  J. Warren Huff
                                          President





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